FOR IMMEDIATE RELEASE
January 26, 2017

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Fourth Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 129-year-old IBERIABANK (www.iberiabank.com), reported financial results for the fourth quarter ended December 31, 2016. For the quarter, the Company reported income available to common shareholders of $44.2 million, or $1.04 fully diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the fourth quarter of 2016 was $1.16 per common share (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

For the year ended December 31, 2016, the Company reported income available to common shareholders of $178.8 million, an increase of $36.0 million, or 25%, compared to the year ended December 31, 2015. On that basis, EPS for the year of 2016 was $4.30 per common share, up 17% compared to 2015. Core earnings for the year of 2016 was $184.1 million, up $22.0 million, or 14%, compared to 2015. Core EPS for the year of 2016 was $4.43 per common share, up 6% compared to 2015. The levels of annual Core earnings and Core EPS in 2016 were record results for the Company.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We were active on many fronts during the fourth quarter of 2016, and we delivered solid quarterly financial results which capped off an outstanding and record year for our Company. Despite typical seasonal softness in our mortgage and title businesses, we delivered our second highest level of quarterly Core EPS in our Company's history, and we demonstrated our sustained focus on efficiency. We experienced an abundance of liquidity driven by record organic deposit growth, the byproduct of which will be temporary compression of our net interest margin until the excess liquidity is fully deployed. Our capital position was further strengthened with the successful execution of a common stock offering that was well-oversubscribed by investors. Near the latter part of the fourth quarter we began to see the benefits of our asset-sensitive balance sheet position in a rising interest rate environment. Finally, we successfully completed the early termination of our FDIC loss share agreements after seven years of participation in that program. We are pleased with our continued financial progress and our unique position within the banking industry during this period of significant economic, political, and technological change."

Highlights for the fourth quarter of 2016 and at December 31, 2016:

•	The Company achieved quarterly organic deposit growth of $886 million on a period-end basis and $817 million on an average balance basis, each of which were quarterly record results for the Company.

•	The reported and cash net interest margins declined on a linked quarter basis as a result of additional balance sheet liquidity from the strong deposit inflows.

•	Energy-related loans ("energy loans") declined to 3.7% of total loans, classified energy loans declined 7%, and energy-related non-performing assets decreased during the fourth quarter of 2016.

•	Overall improvement in consolidated credit quality resulted in a $7 million decline in the provision for loan losses on a linked quarter basis.

•
Total revenues declined 4% on a linked quarter basis primarily due to a decline in the Company's seasonal fee income businesses and slower loan growth. The Company's core efficiency remained generally stable on a linked quarter basis.

•
IBERIABANK successfully terminated loss share agreements associated with FDIC-assisted acquisitions. As a result of this action, the Company recorded a non-core $17.8 million pre-tax charge during the fourth quarter of 2016 and will no longer incur expenses associated with these agreements. IBERIABANK will recognize all future recoveries, losses, and expenses related to the assets previously subject to these agreements.

•	The Company experienced a $6.8 million reduction in income tax expense associated with the filing of its 2015 tax return. This non-core tax benefit equated to $0.16 per common share.

•	The Company issued and sold approximately 3.6 million shares of common stock, resulting in net proceeds of $280 million and further strengthened the Company's capital position.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	12/31/2016	9/30/2016	% Change	12/31/2015	% Change
GAAP BASIS:
Income available to common shareholders	$44,173	$44,478	(0.7)	$44,407	(0.5)
Earnings per common share - diluted	1.04	1.08	(3.7)	1.08	(3.7)

Average loans, net of unearned income	$14,912,350	$14,802,199	0.7	$14,185,150	5.1
Average total deposits	16,893,643	16,076,742	5.1	16,292,755	3.7
Net interest margin (TE) (1)	3.34%	3.53%		3.64%

Total revenues	$214,903	$223,238	(3.7)	$213,663	0.6
Total non-interest expense	151,570	138,139	9.7	138,975	9.1
Efficiency ratio	70.5%	61.9%		65.0%
Return on average assets	0.85	0.94		0.90
Return on average common equity	6.70	7.00		7.30

NON-GAAP BASIS (2):
Core revenues	$214,898	$223,226	(3.7)	$213,506	0.7
Core non-interest expense	133,562	138,139	(3.3)	134,111	(0.4)
Core earnings per common share - diluted	1.16	1.08	7.4	1.11	4.5
Core tangible efficiency ratio (TE) (1) (4)	60.3%	60.1%		61.1%
Core return on average assets	0.94	0.94		0.92
Core return on average tangible common equity (4)	10.75	10.30		11.20
Net interest margin (TE) - cash basis (1) (3)	3.16	3.31		3.38

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3) See Table 11 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $103 million, or 1%, and the associated tax-equivalent yield decreased nine basis points. Over that period, average legacy loans increased $298 million, or 2%, with a decrease in yield of two basis points, and average acquired loans (including the FDIC loss share receivable) decreased $195 million, or 7%, and the yield decreased 17 basis points. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, increased a net of $724 million, or 20%.

Primarily as a result of additional balance sheet liquidity, the Company's reported and cash net interest margins declined 19 and 15 basis points, respectively, on a linked quarter basis. The excess liquidity compressed the net interest margin by approximately eight basis points on a linked quarter basis.

On a linked quarter basis, average earning assets increased $827 million, or 4%, and the average earning asset yield decreased 16 basis points. Average interest-bearing liabilities increased $406 million, or 3%, and the cost of interest-bearing liabilities increased four basis points. On a linked quarter basis, tax-equivalent net interest income decreased $1.7 million, or 1%.

The Company’s provision for loan losses decreased $7.3 million, or 59%, on a linked quarter basis to $5.2 million. The provision for loan losses covered net charge-offs in the fourth quarter of 2016 by 68% compared to 122% in the third quarter of 2016.

In the fourth quarter of 2016, non-interest income on a GAAP and non-core basis decreased $6.6 million, or 11%, compared to the third quarter of 2016. The primary changes in core non-interest income on a linked quarter basis included:

•	Decreased mortgage income of $5.7 million, or 26%;

•	Decreased brokerage commission and swap income of $0.9 million; and

•	Decreased title revenues of $0.7 million, or 11%; partially offset by

•	Increased capital markets income of $0.6 million.

In the fourth quarter of 2016, the Company originated $538 million in residential mortgage loans, down $161 million, or 23%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 30% of mortgage loan applications in the fourth quarter of 2016, compared to 26% on a linked quarter basis. The Company sold $583 million in mortgage loans during the fourth quarter of 2016, down $123 million, or 17%, on a linked quarter basis. Loans held for sale decreased from $211 million at September 30, 2016, to $157 million at December 31, 2016. The mortgage origination locked pipeline was $166 million at December 31, 2016, down $116 million, or 41%, between quarter-ends, and was down 27% compared to one year ago. At January 20, 2017, the locked pipeline was $182 million, up 10% compared to December 31, 2016.

Non-interest expense increased $13.4 million, or 10%, on a linked quarter basis, the increase of which was the result of the Company's termination of FDIC loss share agreements. On December 20, 2016, IBERIABANK terminated 12 loss share agreements associated with FDIC-assisted acquisitions. IBERIABANK received a net cash payment from the FDIC of $6.5 million as consideration for the termination of those agreements, and recorded a non-core pre-tax $17.8 million expense, or $0.28 per common share, associated with the termination. IBERIABANK will recognize all future recoveries, losses, and expenses related to the assets previously subject to these agreements.
Excluding non-core expenses, core non-interest expense decreased $4.6 million, or 3%, and was comprised of the the following items on a linked-quarter basis:

•	Decreased health care costs of $2.7 million;

•	Decreased mortgage commission expenses of $1.7 million;

•	Decreased occupancy expense of $1.0 million;

•	Decreased FDIC insurance premiums of $1.0 million;

•	Decreased legal and professional expense of $0.8 million;

•	Decreased marketing expense of $0.7 million; and

•	Decreased compensation costs of $0.6 million; partially offset by

•	Increased credit and loan-related expenses of $1.5 million;

•	Increased phantom stock incentives expense of $1.5 million; and

•	Increased computer services expense of $0.9 million.

The Company's provision for unfunded commitments, which is included in credit and loan related expense in non-interest expense, increased $1.1 million during the fourth quarter of 2016. The reserve for unfunded commitments was $11.2 million at December 31, 2016 ($1.0 million of which were energy-related).

On a linked quarter basis, the Company's revenues and non-GAAP core revenues decreased $8.3 million, or 4%. Over the same period, GAAP expenses increased $13.4 million, or 10%, and non-GAAP core expenses decreased $4.6 million, or 3%. The efficiency ratio increased from 61.9% to 70.5%, while the non-GAAP core tangible efficiency ratio edged up slightly from 60.1% to 60.3% on a linked quarter basis. The Company continues to focus on expense containment and revenue enhancement strategies intended to further improve its targeted core tangible efficiency ratio.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		12/31/2016	9/30/2016	% Change	12/31/2015	% Change
PERIOD-END BALANCES:
	Total loans, net of unearned income	$15,064,971	$14,924,499	0.9	$14,327,428	5.1
	Legacy loans, net of unearned income	12,694,924	12,413,370	2.3	11,190,520	13.4
	Total deposits	17,408,283	16,522,517	5.4	16,178,748	7.6

ASSET QUALITY RATIOS (LEGACY):
	Loans 30-89 days past due and still accruing as a percentage of total loans	0.20%	0.33%		0.18%
	Loans 90 days or more past due and still accruing as a percentage of total loans	0.01	0.04		0.01
	Non-performing assets to total assets (1)	1.20	1.33		0.42
	Classified assets to total assets (2)	1.94	2.18		1.02

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (3) (4)	9.82%	8.87%		8.86%
	Tier 1 leverage ratio (5)	10.86	9.70		9.52
	Total risk-based capital ratio (5)	14.13	12.49		12.14

PER COMMON SHARE DATA:
	Book value	$62.68	$61.71	1.6	$58.87	6.5
	Tangible book value (Non-GAAP) (3) (4)	45.80	43.26	5.9	40.35	13.5
	Closing stock price	83.75	67.12	24.8	55.07	52.1
	Cash dividends	0.36	0.36	—	0.34	5.9

(1)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(2)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans, and were $373 million, $398 million and $166 million at December 31, 2016, September 30, 2016, and December 30, 2015, respectively.

(3)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of December 31, 2016 are preliminary.

Loans

Total loans increased $140 million, or 1%, between September 30, 2016, and December 31, 2016. Over that period, acquired loans decreased $141 million, or 6%, and legacy loans increased $282 million, or 2% (9% annualized rate), including a decrease in total energy loans of $38 million, or 6%, and a decline in indirect automobile loans of $23 million, or 15%. During the fourth quarter of 2016, legacy commercial loans increased $258 million, or 3% (which included $38 million in small business loan growth, up 3%, or 12% annualized rate), legacy consumer loans increased $9 million, or less than 1%, and legacy mortgage loans increased $14 million, or 2%. Period-end loan growth during the fourth quarter of 2016 was strongest in the Atlanta, Tampa, Dallas, and Baton Rouge markets. Funded loan origination and renewal mix in the fourth quarter of 2016 was 36% fixed rate and 64% floating rate, and total loans outstanding (excluding non-accruals) were 44% fixed and 56% floating. Commitments originated and/or renewed during the fourth quarter of 2016 were $1.4 billion (down 3% on a linked quarter basis). Loans originated and/or renewed during the fourth quarter of 2016 totaled $936 million (down 4% on a linked quarter basis). At December 31, 2016, the Company's commercial loan pipeline was approximately $811 million.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2016	9/30/2016	12/31/2015	$	%	Annualized	$	%	12/31/2016	9/30/2016
Legacy loans:
Commercial	$9,377,399	$9,119,234	$8,133,341	258,165	2.8	11.3%	1,244,058	15.3	73.9%	73.4%
Residential mortgage	854,216	840,082	694,023	14,134	1.7	6.7%	160,193	23.1	6.7%	6.8%
Consumer	2,463,309	2,454,054	2,363,156	9,255	0.4	1.5%	100,153	4.2	19.4%	19.8%
Total legacy loans	12,694,924	12,413,370	11,190,520	281,554	2.3	9.1%	1,504,404	13.4	100.0%	100.0%

Acquired loans:
Balance at beginning of period	2,511,129	2,737,712	3,337,761	(226,583)	(8.3)		(826,632)	(24.8)
Loans acquired during the period	—	—	—	—	—		—	—
Net paydown activity	(141,082)	(226,583)	(200,853)	85,501	(37.7)		59,771	(29.8)
Total acquired loans	2,370,047	2,511,129	3,136,908	(141,082)	(5.6)		(766,861)	(24.4)
Total loans	$15,064,971	$14,924,499	$14,327,428	140,472	0.9		737,543	5.1

Energy loans outstanding totaled $561 million at December 31, 2016, down $38 million, or 6%, compared to September 30, 2016, and equated to approximately 3.7% of total loans (down from 4.0% at September 30, 2016). Energy-related commitments totaled $970 million at December 31, 2016, down $36 million, or 4%, compared to September 30, 2016. Loans to exploration and production companies accounted for 52% of energy loans outstanding and 56% of energy loan commitments at December 31, 2016. Midstream companies accounted for 16% of energy loans and 19% of energy loan commitments, and service companies accounted for 32% of energy loans and 25% of energy loan commitments.

At December 31, 2016, $150 million in energy loans were on non-accrual status (compared to $154 million at September 30, 2016), and $1.5 million in energy loans (excluding non-accruing loans) were past due greater than 30 days at quarter-end. Classified energy loans declined $17 million, or 7%, and criticized energy loans decreased $2 million, or less than 1%, between quarter-ends. At December 31, 2016, approximately 42% of energy loans were classified and 57% were criticized. To date, the Company has experienced $16 million in energy-related charge-offs. Additional information regarding the Company’s energy loan and commitment exposure is provided in Table 8 of this press release and in the supplemental investor presentation.

At December 31, 2016, the Company’s indirect automobile lending business had approximately $131 million in loans outstanding, down $23 million, or 15%, compared to September 30, 2016 (0.9% of total loans outstanding compared to 1.0% at September 30, 2016).

Deposits

Total deposits increased $886 million, or 5%, between September 30, 2016 and December 31, 2016. Over that period, non-interest-bearing deposits increased $141 million, or 3%, and equated to 28% of total deposits at December 31, 2016. NOW accounts increased $409 million, or 14%, money market accounts increased $372 million, or 6%, and savings deposits grew $16 million, or 2%. Between September 30, 2016 and December 31, 2016, time deposits decreased $52 million, or 2%. Deposit growth during the fourth quarter of 2016 was strongest in the New Orleans, Acadiana, Houston, and Florida Keys markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2016	9/30/2016	12/31/2015	$	%	Annualized	$	%	12/31/2016	9/30/2016
Non-interest-bearing	$4,928,878	$4,787,485	$4,352,229	141,393	3.0	11.8%	576,649	13.2	28.3%	29.0%
NOW accounts	3,314,281	2,904,835	2,974,176	409,446	14.1	56.4%	340,105	11.4	19.0%	17.6%
Money market accounts	6,219,532	5,847,913	6,010,882	371,619	6.4	25.4%	208,650	3.5	35.7%	35.4%
Savings accounts	814,385	798,781	716,838	15,604	2.0	7.8%	97,547	13.6	4.7%	4.8%
Time deposits	2,131,207	2,183,503	2,124,623	(52,296)	(2.4)	(9.6)%	6,584	0.3	12.3%	13.2%
Total deposits	$17,408,283	$16,522,517	$16,178,748	885,766	5.4	21.4%	1,229,535	7.6	100.0%	100.0%

On an average balance and linked quarter basis, non-interest-bearing deposits increased $264 million, or 6%, and interest-bearing deposits increased $553 million, or 5%. The rate on average interest-bearing deposits in the fourth quarter of 2016 was 0.50%, up six basis points on a linked quarter basis. The increase in deposit rates was primarily the result of a less favorable change in the mix of deposits during the fourth quarter.

Other Assets And Funding

On an average balance and linked quarter basis, the investment portfolio increased $365 million, or 13%, in the fourth quarter of 2016, to $3.3 billion. On a period-end basis, the investment portfolio equated to $3.5 billion, or 16% of total assets at December 31, 2016, up $559 million, or 19%, compared to September 30, 2016. The investment portfolio had an effective duration of 3.8 years at December 31, 2016, compared to 3.0 years at September 30, 2016. The investment portfolio had a $39 million unrealized loss at December 31, 2016, down from a $42 million unrealized gain at September 30, 2016. The average yield on investment securities remained stable on a linked quarter basis, at 2.09% in the fourth quarter of 2016. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 9% of total investments at December 31, 2016.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) decreased $129 million, or 18%, and the cost of short-term borrowings decreased four basis points. At December 31, 2016, short-term borrowings (including repurchase agreements) decreased $204 million, or 29%, compared to September 30, 2016. On a linked quarter basis, average long-term debt decreased $18 million, or 3%, and the cost of long-term debt increased five basis points to 2.11%. The cost of average interest-bearing liabilities was 0.57% in the fourth quarter of 2016, up four basis points on a linked quarter basis.

Asset Quality

Non-performing assets ("NPAs") decreased $12 million, or 4%, to $251 million at December 31, 2016. Acquired NPAs were stable at $19 million, while legacy NPAs, which include energy and non-energy loans, decreased $12 million, or 5%, and equated to 1.20% of total assets. Energy-related NPAs (which are included in legacy loans) decreased by $3 million, or 2%, and accounted for 28% of the decrease in the Company's total NPAs during the fourth quarter of 2016. At December 31, 2016, non-energy-related NPAs decreased $8 million, or 8%, and equated to 0.48% of total assets, down from 0.53% at September 30, 2016.

Aggregate loans past due 30 to 89 days decreased $16 million, or 36%, and equated to 0.19% of total loans at December 31, 2016, compared to 0.30% at September 30, 2016.

Net charge-offs totaled $7.7 million in the fourth quarter of 2016, down $2.6 million, or 25%, compared to the third quarter of 2016. Annualized net charge-offs equated to 0.21% of average loans in the fourth quarter of 2016, a seven basis point improvement on a linked quarter basis. Energy loans accounted for approximately 19% of the net charge-offs incurred during the fourth quarter of 2016.

Capital Position

At December 31, 2016, the Company reported a non-GAAP tangible common equity ratio of 9.82%, up 95 basis points compared to September 30, 2016, and the preliminary Tier 1 leverage ratio was 10.86%, up 116 basis points compared to September 30, 2016. The Company’s preliminary calculation of its total risk-based capital ratio at December 31, 2016, was 14.13%, up 164 basis points compared to September 30, 2016.

At December 31, 2016, book value per common share was $62.68, up $0.97 per share, or 2%, compared to September 30, 2016. Tangible book value per common share was $45.80, up $2.54 per share, or 6%, compared to September 30, 2016. Based on the closing stock price of the Company’s common stock of $83.25 per share on January 26, 2017, this price equated to 1.33 times December 31, 2016 book value per common share and 1.82 times December 31, 2016 tangible book value per common share.

Cash Dividends On Common Stock. On December 13, 2016, the Company declared a quarterly cash dividend of $0.36 per common share, a 6% increase compared to the same quarter in the prior year. This common dividend level equated to an annualized dividend rate of $1.44 per common share. Based on the Company's closing common stock price on January 26, 2017, the indicated dividend yield was 1.73% per common share. The payment of dividends on the common stock is at the discretion of the Board of Directors.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. The Company did not repurchase common shares under the authorized program during the fourth quarter of 2016. The Company has approximately 747,000 shares of common stock remaining that may be purchased under the currently authorized program.

Series B Preferred Stock. On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series B preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds from the transaction. On January 5, 2017, the Company declared a semi-annual cash dividend of $0.8281 per depositary share that is payable on February 1, 2017.

Series C Preferred Stock. On May 9, 2016, the Company sold 2.3 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series C preferred stock has an initial coupon equal to 6.60% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 492 basis points. The Company raised approximately $57.5 million in gross proceeds from the transaction. On December 13, 2016, the Company declared a quarterly cash dividend of $0.4125 per depositary share that is payable on February 1, 2017.

Common Stock. On December 7, 2016, the Company issued and sold 3,593,750 shares of common stock at a price of $81.50 per common share. After deducting underwriting discounts and commissions and other related expenses, net proceeds of the sale were approximately $280 million. The estimated dilutive impact of carrying the excess capital was approximately $0.03 per common share during the fourth quarter of 2016.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 300 combined offices, including 200 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 64 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $3.7 billion, based on the NASDAQ Global Select Market closing stock price on January 26, 2017.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FBR & Co.

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, January 27, 2017, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 4035284. A replay of the call will be available until midnight Central Time on February 3, 2017 by dialing 1-877-344-7529. The confirmation code for the replay is 10098616. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, utilization of non-GAAP financial measures, credit risk of our customers, resolution of assets formerly subject to loss share agreements with the FDIC, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, compliance with laws and regulations, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	12/31/2016	9/30/2016	% Change	12/31/2015	% Change
Net interest income	$161,665	$163,417	(1.1)	$161,160	0.3
Net interest income (TE) (1)	164,057	165,795	(1.0)	163,544	0.3
Total revenues	214,903	223,238	(3.7)	213,663	0.6
Provision for loan losses	5,169	12,484	(58.6)	11,711	(55.9)
Non-interest expense	151,570	138,139	9.7	138,975	9.1
Net income available to common shareholders	44,173	44,478	(0.7)	44,407	(0.5)

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.05	$1.08	(2.8)	$1.08	(2.8)
Earnings available to common shareholders - diluted	1.04	1.08	(3.7)	1.08	(3.7)
Core earnings (Non-GAAP) (2)	1.16	1.08	7.4	1.11	4.5
Book value	62.68	61.71	1.6	58.87	6.5
Tangible book value (Non-GAAP) (2) (3)	45.80	43.26	5.9	40.35	13.5
Closing stock price	83.75	67.12	24.8	55.07	52.1
Cash dividends	0.36	0.36	—	0.34	5.9

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.34%	3.53%		3.64%
Efficiency ratio	70.5	61.9		65.0
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	60.3	60.1		61.1
Return on average assets	0.85	0.94		0.90
Return on average common equity	6.70	7.00		7.30
Core return on average tangible common equity (Non-GAAP) (2)(3)	10.75	10.30		11.20
Effective tax rate	22.4	33.8		29.5
Full-time equivalent employees	3,100	3,129		3,151

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	9.82%	8.87%		8.86%
Tangible common equity to risk-weighted assets (3)	11.62	10.17		9.89
Tier 1 leverage ratio (4)	10.86	9.70		9.52
Common equity Tier 1 (CET 1) (transitional) (4)	11.84	10.14		10.07
Common equity Tier 1 (CET 1) (fully phased-in) (4)	11.77	10.07		9.96
Tier 1 capital (transitional) (4)	12.59	10.90		10.70
Total risk-based capital ratio (4)	14.13	12.49		12.14
Common stock dividend payout ratio	36.4	33.3		31.5

	Classified assets to Tier 1 capital (7)	21.9	26.1	17.7

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (5)	1.20%	1.33%	0.42%
	Allowance for loan losses to loans	0.83	0.88	0.84
	Net charge-offs to average loans (annualized)	0.24	0.33	0.09
	Non-performing assets to total loans and OREO (5)	1.83	1.96	0.61

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of December 31, 2016 are preliminary.
(5)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Interest income	$180,805	$180,504	301	0.2	$178,694	$176,936	$176,651	4,154	2.4
Interest expense	19,140	17,087	2,053	12.0	15,941	15,533	15,491	3,649	23.6
Net interest income	161,665	163,417	(1,752)	(1.1)	162,753	161,403	161,160	505	0.3
Provision for loan losses	5,169	12,484	(7,315)	(58.6)	11,866	14,905	11,711	(6,542)	(55.9)
Net interest income after provision for loan losses	156,496	150,933	5,563	3.7	150,887	146,498	149,449	7,047	4.7
Mortgage income	16,115	21,807	(5,692)	(26.1)	25,991	19,940	16,765	(650)	(3.9)
Service charges on deposit accounts	11,178	11,066	112	1.0	10,940	10,951	11,431	(253)	(2.2)
Title revenue	5,332	6,001	(669)	(11.1)	6,135	4,745	5,435	(103)	(1.9)
Broker commissions	4,006	3,797	209	5.5	3,712	3,823	4,130	(124)	(3.0)
ATM/debit card fee income	3,604	3,483	121	3.5	3,650	3,503	3,569	35	1.0
Income from bank owned life insurance	1,323	1,305	18	1.4	1,411	1,202	1,096	227	20.7
Gain on sale of available-for-sale securities	4	12	(8)	(66.7)	1,789	196	6	(2)	(33.3)
Other non-interest income	11,676	12,350	(674)	(5.5)	11,289	11,485	10,071	1,605	15.9
Total non-interest income	53,238	59,821	(6,583)	(11.0)	64,917	55,845	52,503	735	1.4
Salaries and employee benefits	80,811	85,028	(4,217)	(5.0)	85,105	80,742	83,455	(2,644)	(3.2)
Occupancy and equipment	15,551	16,526	(975)	(5.9)	16,813	16,907	16,928	(1,377)	(8.1)
Loss on early termination of loss share agreements	17,798	—	17,798	N/M	—	—	—	17,798	N/M
Amortization of acquisition intangibles	2,087	2,106	(19)	(0.9)	2,109	2,113	1,795	292	16.3
Other non-interest expense	35,323	34,479	844	2.4	35,477	37,690	36,797	(1,474)	(4.0)
Total non-interest expense	151,570	138,139	13,431	9.7	139,504	137,452	138,975	12,595	9.1
Income before income taxes	58,164	72,615	(14,451)	(19.9)	76,300	64,891	62,977	(4,813)	(7.6)
Income tax expense	13,034	24,547	(11,513)	(46.9)	25,490	22,122	18,570	(5,536)	(29.8)
Net income	45,130	48,068	(2,938)	(6.1)	50,810	42,769	44,407	723	1.6
Preferred stock dividends	(957)	(3,590)	2,633	73.3	(854)	(2,576)	—	(957)	N/M
Net income available to common shareholders	$44,173	$44,478	(305)	(0.7)	$49,956	$40,193	$44,407	(234)	(0.5)

Income available to common shareholders - basic	$44,173	$44,478	(305)	(0.7)	$49,956	$40,193	$44,407	(234)	(0.5)
Earnings allocated to unvested restricted stock	(414)	(462)	48	(10.4)	(540)	(460)	(505)	91	(18.0)
Earnings allocated to common shareholders	$43,759	$44,016	(257)	(0.6)	$49,416	$39,733	$43,902	(143)	(0.3)

Earnings per common share - basic	$1.05	$1.08	(0.03)	(2.8)	$1.21	$0.98	$1.08	(0.03)	(2.8)

Earnings per common share - diluted	1.04	1.08	(0.04)	(3.7)	1.21	0.97	1.08	(0.04)	(3.7)
Impact of non-core items (Non-GAAP) (1)	0.12	—	0.12	N/M	(0.03)	0.04	0.03	0.09	300.0
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$1.16	$1.08	0.08	7.4	$1.18	$1.01	$1.11	0.05	4.5

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	42,109	41,052	1,057	2.6	41,232	41,186	40,996	1,113	2.7
Weighted average common shares outstanding - diluted	41,950	40,811	1,139	2.8	40,908	40,765	40,597	1,353	3.3
Book value shares (period end)	44,795	41,082	3,713	9.0	41,039	41,232	41,140	3,655	8.9

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

N/M = not meaningful

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Years Ended
	12/31/2016	12/31/2015	$ Change	% Change
Interest income	$716,939	$646,858	70,081	10.8
Interest expense	67,701	59,100	8,601	14.6
Net interest income	649,238	587,758	61,480	10.5
Provision for loan losses	44,424	30,908	13,516	43.7
Net interest income after provision for loan losses	604,814	556,850	47,964	8.6
Mortgage income	83,853	80,662	3,191	4.0
Service charges on deposit accounts	44,135	42,197	1,938	4.6
Title revenue	22,213	22,837	(624)	(2.7)
Broker commissions	15,338	17,592	(2,254)	(12.8)
ATM/debit card fee income	14,240	13,989	251	1.8
Income from bank owned life insurance	5,241	4,356	885	20.3
Gain on sale of available-for-sale securities	2,001	1,575	426	27.0
Other non-interest income	46,800	37,185	9,615	25.9
Total non-interest income	233,821	220,393	13,428	6.1
Salaries and employee benefits	331,686	322,586	9,100	2.8
Occupancy and equipment	65,797	68,541	(2,744)	(4.0)
Loss on early termination of loss share agreements	17,798	—	17,798	N/M
Amortization of acquisition intangibles	8,415	7,811	604	7.7
Other non-interest expense	142,969	171,367	(28,398)	(16.6)
Total non-interest expense	566,665	570,305	(3,640)	(0.6)
Income before income taxes	271,970	206,938	65,032	31.4
Income tax expense	85,193	64,094	21,099	32.9
Net income	186,777	142,844	43,933	30.8
Preferred stock dividends	(7,977)	—	(7,977)	N/M
Net income available to common shareholders	$178,800	$142,844	35,956	25.2

Income available to common shareholders - basic	$178,800	$142,844	35,956	25.2
Earnings allocated to unvested restricted stock	(1,872)	(1,680)	(192)	11.4
Earnings allocated to common shareholders	$176,928	$141,164	35,764	25.3

Earnings per common share - basic	$4.32	$3.69	0.63	17.1

Earnings per common share - diluted	4.30	3.68	0.62	16.8
Impact of non-core items (Non-GAAP) (1)	0.13	0.50	(0.37)	(74.0)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$4.43	$4.18	0.25	6.0

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,396	38,692	2,704	7.0
Weighted average common shares outstanding - diluted	41,106	38,310	2,796	7.3
Book value shares (period end)	44,795	41,140	3,655	8.9

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

N/M = not meaningful

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Cash and due from banks	$295,896	$327,799	(31,903)	(9.7)	$288,141	$300,207	$241,650	54,246	22.4
Interest-bearing deposits in other banks	1,066,230	773,454	292,776	37.9	417,157	696,448	268,617	797,613	296.9
Total cash and cash equivalents	1,362,126	1,101,253	260,873	23.7	705,298	996,655	510,267	851,859	166.9
Investment securities available for sale	3,446,097	2,885,413	560,684	19.4	2,776,015	2,755,425	2,800,286	645,811	23.1
Investment securities held to maturity	89,216	90,653	(1,437)	(1.6)	92,904	96,117	98,928	(9,712)	(9.8)
Total investment securities	3,535,313	2,976,066	559,247	18.8	2,868,919	2,851,542	2,899,214	636,099	21.9
Mortgage loans held for sale	157,041	210,866	(53,825)	(25.5)	229,653	192,545	166,247	(9,206)	(5.5)
Loans, net of unearned income	15,064,971	14,924,499	140,472	0.9	14,722,561	14,451,244	14,327,428	737,543	5.1
Allowance for loan losses	(144,719)	(148,193)	3,474	(2.3)	(147,452)	(146,557)	(138,378)	(6,341)	4.6
Loans, net	14,920,252	14,776,306	143,946	1.0	14,575,109	14,304,687	14,189,050	731,202	5.2
Loss share receivable	—	24,406	(24,406)	(100.0)	29,224	33,564	39,878	(39,878)	(100.0)
Premises and equipment	306,373	308,932	(2,559)	(0.8)	311,173	314,615	323,902	(17,529)	(5.4)
Goodwill and other intangibles	759,823	761,206	(1,383)	(0.2)	763,387	768,235	765,655	(5,832)	(0.8)
Other assets	618,262	629,531	(11,269)	(1.8)	678,092	630,720	609,855	8,407	1.4
Total assets	$21,659,190	$20,788,566	870,624	4.2	$20,160,855	$20,092,563	$19,504,068	2,155,122	11.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,928,878	$4,787,485	141,393	3.0	$4,539,254	$4,484,024	$4,352,229	576,649	13.2
NOW accounts	3,314,281	2,904,835	409,446	14.1	2,985,284	2,960,562	2,974,176	340,105	11.4
Savings and money market accounts	7,033,917	6,646,694	387,223	5.8	6,188,245	6,736,146	6,727,720	306,197	4.6
Certificates of deposit	2,131,207	2,183,503	(52,296)	(2.4)	2,149,244	2,079,834	2,124,623	6,584	0.3
Total deposits	17,408,283	16,522,517	885,766	5.4	15,862,027	16,260,566	16,178,748	1,229,535	7.6
Short-term borrowings	175,000	360,000	(185,000)	(51.4)	477,620	195,000	110,000	65,000	59.1
Securities sold under agreements to repurchase	334,136	353,272	(19,136)	(5.4)	288,017	303,238	216,617	117,519	54.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	508,843	552,328	(43,485)	(7.9)	567,326	478,814	220,337	288,506	130.9
Other liabilities	173,124	213,229	(40,105)	(18.8)	208,158	186,926	159,421	13,703	8.6
Total liabilities	18,719,496	18,121,456	598,040	3.3	17,523,258	17,544,654	17,005,233	1,714,263	10.1
Total shareholders' equity	2,939,694	2,667,110	272,584	10.2	2,637,597	2,547,909	2,498,835	440,859	17.6
Total liabilities and shareholders' equity	$21,659,190	$20,788,566	870,624	4.2	$20,160,855	$20,092,563	$19,504,068	2,155,122	11.0

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Cash and due from banks	$310,132	$299,445	10,687	3.6	$304,304	$292,476	$352,854	(42,722)	(12.1)
Interest-bearing deposits in other banks	930,524	536,741	393,783	73.4	386,139	365,709	319,302	611,222	191.4
Total cash and cash equivalents	1,240,656	836,186	404,470	48.4	690,443	658,185	672,156	568,500	84.6
Investment securities available for sale	3,192,040	2,825,030	367,010	13.0	2,823,292	2,797,320	2,829,825	362,215	12.8
Investment securities held to maturity	90,161	92,006	(1,845)	(2.0)	94,609	97,391	100,113	(9,952)	(9.9)
Total investment securities	3,282,201	2,917,036	365,165	12.5	2,917,901	2,894,711	2,929,938	352,263	12.0
Mortgage loans held for sale	226,565	219,369	7,196	3.3	211,468	160,873	169,616	56,949	33.6
Loans, net of unearned income	14,912,350	14,802,199	110,151	0.7	14,570,945	14,354,410	14,185,150	727,200	5.1
Allowance for loan losses	(150,499)	(149,101)	(1,398)	0.9	(149,037)	(141,393)	(135,209)	(15,290)	11.3
Loans, net	14,761,851	14,653,098	108,753	0.7	14,421,908	14,213,017	14,049,941	711,910	5.1
Loss share receivable	20,456	27,694	(7,238)	(26.1)	32,189	37,360	41,205	(20,749)	(50.4)
Premises and equipment	308,861	310,592	(1,731)	(0.6)	313,862	322,086	329,604	(20,743)	(6.3)
Goodwill and other intangibles	760,003	762,196	(2,193)	(0.3)	764,818	765,898	766,664	(6,661)	(0.9)
Other assets	615,666	666,657	(50,991)	(7.6)	651,328	609,181	592,042	23,624	4.0
Total assets	$21,216,259	$20,392,828	823,431	4.0	$20,003,917	$19,661,311	$19,551,166	1,665,093	8.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,869,095	$4,605,447	263,648	5.7	$4,463,928	$4,388,259	$4,459,980	409,115	9.2
NOW accounts	2,981,967	2,936,130	45,837	1.6	2,911,510	2,859,940	2,720,128	261,839	9.6
Savings and money market accounts	6,869,614	6,359,006	510,608	8.0	6,486,242	6,598,838	6,899,090	(29,476)	(0.4)
Certificates of deposit	2,172,967	2,176,159	(3,192)	(0.1)	2,117,711	2,098,032	2,213,557	(40,590)	(1.8)
Total deposits	16,893,643	16,076,742	816,901	5.1	15,979,391	15,945,069	16,292,755	600,888	3.7
Short-term borrowings	260,730	430,332	(169,602)	(39.4)	358,837	277,374	16,109	244,621	1,518.5
Securities sold under agreements to repurchase	342,953	302,119	40,834	13.5	265,465	217,296	224,255	118,698	52.9
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	544,353	562,598	(18,245)	(3.2)	473,195	403,393	220,913	323,440	146.4
Other liabilities	300,768	239,911	60,857	25.4	203,050	167,810	186,382	114,386	61.4
Total liabilities	18,462,557	17,731,812	730,745	4.1	17,400,048	17,131,052	17,060,524	1,402,033	8.2
Total shareholders' equity	2,753,702	2,661,016	92,686	3.5	2,603,869	2,530,259	2,490,642	263,060	10.6
Total liabilities and shareholders' equity	$21,216,259	$20,392,828	823,431	4.0	$20,003,917	$19,661,311	$19,551,166	1,665,093	8.5

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Commercial loans:
Real estate	$6,802,266	$6,681,215	121,051	1.8	$6,472,001	$6,230,628	$6,073,511	728,755	12.0
Commercial and Industrial	3,543,122	3,462,997	80,125	2.3	3,435,809	3,374,382	3,444,578	98,544	2.9
Energy-related (Real Estate and Commercial and Industrial) (1)	561,193	599,641	(38,448)	(6.4)	662,034	731,662	680,766	(119,573)	(17.6)
Total commercial loans	10,906,581	10,743,853	162,728	1.5	10,569,844	10,336,672	10,198,855	707,726	6.9

Residential mortgage loans	1,267,400	1,270,530	(3,130)	(0.2)	1,249,062	1,208,391	1,195,319	72,081	6.0

Consumer loans:
Home equity	2,155,926	2,151,130	4,796	0.2	2,129,812	2,091,514	2,066,167	89,759	4.3
Indirect automobile	131,052	153,913	(22,861)	(14.9)	182,223	213,179	246,298	(115,246)	(46.8)
Automobile	147,662	152,972	(5,310)	(3.5)	156,597	164,868	169,571	(21,909)	(12.9)
Credit card	82,992	80,959	2,033	2.5	78,552	76,756	77,843	5,149	6.6
Other	373,358	371,142	2,216	0.6	356,471	359,864	373,375	(17)	0.0
Total consumer loans	2,890,990	2,910,116	(19,126)	(0.7)	2,903,655	2,906,181	2,933,254	(42,264)	(1.4)
Total loans	$15,064,971	$14,924,499	140,472	0.9	$14,722,561	$14,451,244	$14,327,428	737,543	5.1

Allowance for loan losses (2)	$(144,719)	$(148,193)	3,474	(2.3)	$(147,452)	$(146,557)	$(138,378)	(6,341)	4.6
Loans, net	14,920,252	14,776,306	143,946	1.0	14,575,109	14,304,687	14,189,050	731,202	5.2

Reserve for unfunded commitments	(11,241)	(11,990)	749	(6.2)	(13,826)	(14,033)	(14,145)	2,904	(20.5)
Allowance for credit losses	(155,960)	(160,183)	4,223	(2.6)	(161,278)	(160,590)	(152,523)	(3,437)	2.3

ASSET QUALITY DATA
Non-accrual loans (3)	$228,501	$235,521	(7,020)	(3.0)	$101,738	$98,588	$56,349	172,152	305.5
Other real estate owned and foreclosed assets	21,199	22,085	(886)	(4.0)	27,220	31,411	34,131	(12,932)	(37.9)
Accruing loans more than 90 days past due (3)	1,386	5,233	(3,847)	(73.5)	751	385	915	471	51.5
Total non-performing assets	$251,086	$262,839	(11,753)	(4.5)	$129,709	$130,384	$91,395	159,691	174.7

Loans 30-89 days past due	$28,869	$45,125	(16,256)	(36.0)	$50,592	$49,071	$25,176	3,693	14.7

Non-performing assets to total assets	1.16%	1.26%			0.64%	0.65%	0.47%
Non-performing assets to total loans and OREO	1.66	1.76			0.88	0.90	0.64
Allowance for loan losses to non-performing loans (4)	63.0	61.6			143.9	148.1	241.6
Allowance for loan losses to non-performing assets	57.6	56.4			113.7	112.4	151.4
Allowance for loan losses to total loans	0.96	0.99			1.00	1.01	0.97

Quarter-to-date charge-offs	$9,785	$11,500	(1,715)	(14.9)	$12,994	$5,560	$4,277	5,508	128.8
Quarter-to-date recoveries	(2,135)	(1,277)	(858)	67.2	(1,071)	(1,551)	(1,358)	(777)	57.2
Quarter-to-date net charge-offs	$7,650	$10,223	(2,573)	(25.2)	$11,923	$4,009	$2,919	4,731	162.1

Net charge-offs to average loans (annualized)	0.21%	0.28%			0.33%	0.11%	0.08%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) The allowance for loan losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, non-accrual and past due loans exclude acquired impaired loans accounted for under ASC 310-30 that are currently accruing income.
(4) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Commercial loans:
Real estate	$5,623,314	$5,419,483	203,831	3.8	$5,097,689	$4,771,690	$4,504,062	1,119,252	24.8
Commercial and Industrial	3,194,796	3,101,472	93,324	3.0	3,027,590	2,926,686	2,952,102	242,694	8.2
Energy-related (Real Estate and Commercial and Industrial) (1)	559,289	598,279	(38,990)	(6.5)	659,510	728,778	677,177	(117,888)	(17.4)
Total commercial loans	9,377,399	9,119,234	258,165	2.8	8,784,789	8,427,154	8,133,341	1,244,058	15.3

Residential mortgage loans	854,216	840,082	14,134	1.7	794,701	730,621	694,023	160,193	23.1

Consumer loans:
Home equity	1,783,421	1,755,295	28,126	1.6	1,695,113	1,625,812	1,575,643	207,778	13.2
Indirect automobile	131,048	153,904	(22,856)	(14.9)	182,199	213,141	246,214	(115,166)	(46.8)
Automobile	138,638	143,355	(4,717)	(3.3)	146,394	153,732	157,579	(18,941)	(12.0)
Credit card	82,524	80,452	2,072	2.6	78,044	76,247	77,261	5,263	6.8
Other	327,678	321,048	6,630	2.1	303,609	301,990	306,459	21,219	6.9
Total consumer loans	2,463,309	2,454,054	9,255	0.4	2,405,359	2,370,922	2,363,156	100,153	4.2
Total loans	$12,694,924	$12,413,370	281,554	2.3	$11,984,849	$11,528,697	$11,190,520	1,504,404	13.4

Allowance for loan losses	$(105,569)	$(108,889)	3,320	(3.0)	$(106,861)	$(105,574)	$(93,808)	(11,761)	12.5
Loans, net	12,589,355	12,304,481	284,874	2.3	11,877,988	11,423,123	11,096,712	1,492,643	13.5

Reserve for unfunded commitments	(11,241)	(11,990)	749	(6.2)	(13,826)	(14,033)	(14,145)	2,904	(20.5)
Allowance for credit losses	(116,810)	(120,879)	4,069	(3.4)	(120,687)	(119,607)	(107,953)	(8,857)	8.2

ASSET QUALITY DATA
Non-accrual loans	$221,543	$227,122	(5,579)	(2.5)	$95,096	$93,429	$50,928	170,615	335.0
Other real estate owned and foreclosed assets	9,264	11,538	(2,274)	(19.7)	14,478	17,662	16,491	(7,227)	(43.8)
Accruing loans more than 90 days past due	1,104	4,936	(3,832)	(77.6)	353	125	624	480	76.9
Total non-performing assets	$231,911	$243,596	(11,685)	(4.8)	$109,927	$111,216	$68,043	163,868	240.8

Loans 30-89 days past due	$24,902	$41,157	(16,255)	(39.5)	$45,906	$42,454	$20,109	4,793	23.8

Non-performing assets to total assets	1.20%	1.33%			0.63%	0.65%	0.42%
Non-performing assets to total loans and OREO	1.83	1.96			0.92	0.96	0.61
Allowance for loan losses to non-performing loans (2)	47.4	46.9			112.0	112.9	182.0
Allowance for loan losses to non-performing assets	45.5	44.7			97.2	94.9	137.9
Allowance for loan losses to total loans	0.83	0.88			0.89	0.92	0.84

Quarter-to-date charge-offs	$9,496	$11,201	(1,705)	(15.2)	$11,969	$5,389	$3,705	5,791	156.3
Quarter-to-date recoveries	(1,910)	(1,102)	(808)	73.3	(775)	(1,247)	(1,145)	(765)	66.8
Quarter-to-date net charge-offs	$7,586	$10,099	(2,513)	(24.9)	$11,194	$4,142	$2,560	5,026	196.3
Net charge-offs to average loans (annualized)	0.24%	0.33%			0.38%	0.15%	0.09%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
Commercial loans:
Real estate	$1,178,952	$1,261,732	(82,780)	(6.6)	$1,374,312	$1,458,938	$1,569,449	(390,497)	(24.9)
Commercial and Industrial	348,326	361,525	(13,199)	(3.7)	408,219	447,696	492,476	(144,150)	(29.3)
Energy-related (Real Estate and Commercial and Industrial) (1)	1,904	1,362	542	39.8	2,524	2,884	3,589	(1,685)	(46.9)
Total commercial loans	1,529,182	1,624,619	(95,437)	(5.9)	1,785,055	1,909,518	2,065,514	(536,332)	(26.0)

Residential mortgage loans	413,184	430,448	(17,264)	(4.0)	454,361	477,770	501,296	(88,112)	(17.6)

Consumer loans:
Home equity	372,505	395,835	(23,330)	(5.9)	434,699	465,702	490,524	(118,019)	(24.1)
Indirect automobile	4	9	(5)	(55.6)	24	38	84	(80)	(95.2)
Automobile	9,024	9,617	(593)	(6.2)	10,203	11,136	11,992	(2,968)	(24.7)
Credit card	468	507	(39)	(7.7)	508	509	582	(114)	(19.6)
Other	45,680	50,094	(4,414)	(8.8)	52,862	57,874	66,916	(21,236)	(31.7)
Total consumer loans	427,681	456,062	(28,381)	(6.2)	498,296	535,259	570,098	(142,417)	(25.0)
Total loans	$2,370,047	$2,511,129	(141,082)	(5.6)	$2,737,712	$2,922,547	$3,136,908	(766,861)	(24.4)

Allowance for loan losses (2)	$(39,150)	$(39,304)	154	(0.4)	$(40,591)	$(40,983)	$(44,570)	5,420	(12.2)
Loans, net	2,330,897	2,471,825	(140,928)	(5.7)	2,697,121	2,881,564	3,092,338	(761,441)	(24.6)

ACQUIRED ASSET QUALITY DATA (3)
Non-accrual loans	$6,958	$8,399	(1,441)	(17.2)	$6,642	$5,159	$5,421	1,537	28.4
Other real estate owned and foreclosed assets	11,935	10,547	1,388	13.2	12,742	13,749	17,640	(5,705)	(32.3)
Accruing loans more than 90 days past due	282	297	(15)	(5.1)	398	260	291	(9)	(3.1)
Total non-performing assets	$19,175	$19,243	(68)	(0.4)	$19,782	$19,168	$23,352	(4,177)	(17.9)

Loans 30-89 days past due	$3,967	$3,968	(1)	—	$4,686	$6,617	$5,067	(1,100)	(21.7)

Non-performing assets to total assets	0.81%	0.76%			0.72%	0.65%	0.73%
Non-performing assets to total loans and OREO	0.81	0.76			0.72	0.65	0.74
Allowance for loan losses to non-performing loans	540.7	452.0			576.6	756.3	780.3
Allowance for loan losses to non-performing assets	204.2	204.3			205.2	213.8	190.9
Allowance for loan losses to total loans	1.65	1.57			1.48	1.40	1.42

Quarter-to-date charge-offs	$289	$299	(10)	(3.3)	$1,025	$171	$572	(283)	(49.5)
Quarter-to-date recoveries	(225)	(175)	(50)	28.6	(296)	(304)	(213)	(12)	5.6
Quarter-to-date net charge-offs/(recoveries)	$64	$124	(60)	(48.4)	$729	$(133)	$359	(295)	(82.2)

Net charge-offs/(recoveries) to average loans (annualized)	0.01%	0.02%			0.10%	(0.02)%	0.04%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) The allowance for loan losses includes impairment reserves attributable to acquired impaired loans.
(3) Acquired non-performing loans exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Table 8 - IBERIABANK CORPORATION
ENERGY-RELATED LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

ENERGY-RELATED LOANS: (1)			Linked Qtr Change					Year/Year Change
	12/31/2016	9/30/2016	$	%	6/30/2016	3/31/2016	12/31/2015	$	%
E&P	$290,711	$301,223	(10,512)	(3.5)	$328,066	$369,725	$314,381	(23,670)	(7.5)
Midstream	90,120	110,821	(20,701)	(18.7)	123,687	130,556	116,623	(26,503)	(22.7)
Service	180,362	187,597	(7,235)	(3.9)	210,281	231,381	249,762	(69,400)	(27.8)
Total energy-related loans	$561,193	$599,641	(38,448)	(6.4)	$662,034	$731,662	$680,766	(119,573)	(17.6)

ENERGY-RELATED COMMITMENTS:
E&P	$545,061	$545,383	(322)	(0.1)	$572,267	$677,258	$717,109	(172,048)	(24.0)
Midstream	182,998	198,618	(15,620)	(7.9)	201,555	206,504	204,326	(21,328)	(10.4)
Service	241,740	261,450	(19,710)	(7.5)	295,591	329,282	369,751	(128,011)	(34.6)
Total energy-related commitments	$969,799	$1,005,451	(35,652)	(3.5)	$1,069,413	$1,213,044	$1,291,186	(321,387)	(24.9)

Total loans net of unearned income	$15,064,971	$14,924,499	140,472	0.9	$14,722,561	$14,451,244	$14,327,428	737,543	5.1
Energy outstandings as a % of total loans	3.7%	4.0%			4.5%	5.1%	4.8%
Energy commitments as a % of total commitments	4.8%	5.1%			5.4%	6.3%	6.8%

Allowance for loan losses	$(22,524)	$(28,215)	5,691	(20.2)	$(33,040)	$(38,495)	$(23,987)	1,463	(6.1)
Reserve for unfunded commitments	(1,003)	(953)	(50)	5.2	(2,223)	(903)	(2,666)	1,663	(62.4)
Allowance for credit losses	(23,527)	(29,168)	5,641	(19.3)	(35,263)	(39,398)	(26,653)	3,126	(11.7)

ASSET QUALITY DATA
Non-accrual loans	$150,329	$153,620	(3,291)	(2.1)	$60,814	$46,223	$8,449	141,880	1,679.3
Other real estate owned and foreclosed assets	—	—	—	—	—	—	—	—	—
Accruing loans more than 90 days past due	—	—	—	—	—	—	—	—	—
Total non-performing assets	$150,329	$153,620	(3,291)	(2.1)	$60,814	$46,223	$8,449	141,880	1,679.3

Loans 30-89 days past due	$1,526	$—	1,526	100.0	$3,055	$—	$15	1,511	10,073.3

Non-performing assets to total energy-related loans and OREO	26.79%	25.62%			9.19%	6.32%	1.24%
Allowance for loan losses to non-performing loans (2)	15.0	18.4			54.3	83.3	283.9
Allowance for loan losses to non-performing assets	15.0	18.4			54.3	83.3	283.9
Allowance for loan losses to total energy-related loans	4.01	4.71			4.99	5.26	3.52

Quarter-to-date charge-offs	$2,321	$6,957	$7,715	$—	$—
Quarter-to-date recoveries	(840)	—	—	—	—
Quarter-to-date net charge-offs	$1,481	$6,957	$7,715	$—	$—
Net charge-offs to average loans (annualized)	1.02%	4.39%	4.44%	0.00%	0.00%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 9 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2016			9/30/2016			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$10,759,264	$114,694	4.22%	$10,646,874	$116,653	4.34%	(12)
Residential mortgage loans	1,267,413	14,038	4.43	1,254,665	13,718	4.37	6
Consumer loans	2,885,673	36,960	5.10	2,900,660	37,413	5.13	(3)
Total loans	14,912,350	165,692	4.41	14,802,199	167,784	4.50	(9)
Loss share receivable	20,456	(3,539)	(67.70)	27,694	(3,935)	(55.61)	(1,209)
Total loans and loss share receivable	14,932,806	162,153	4.31	14,829,893	163,849	4.39	(8)
Mortgage loans held for sale	226,565	1,539	2.72	219,369	1,774	3.24	(52)
Investment securities (2)	3,154,252	15,464	2.09	2,830,892	13,815	2.09	—
Other earning assets	1,034,980	1,649	0.63	641,080	1,066	0.66	(3)
Total earning assets	19,348,603	180,805	3.73	18,521,234	180,504	3.89	(16)
Allowance for loan losses	(150,499)			(149,101)
Non-earning assets	2,018,155			2,020,695
Total assets	$21,216,259			$20,392,828

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,981,967	2,483	0.33	$2,936,130	2,313	0.31	2
Savings and money market accounts	6,869,614	7,732	0.45	6,359,006	5,826	0.36	9
Certificates of deposit	2,172,967	4,785	0.88	2,176,159	4,592	0.84	4
Total interest-bearing deposits (3)	12,024,548	15,000	0.50	11,471,295	12,731	0.44	6
Short-term borrowings	603,683	552	0.36	732,451	753	0.40	(4)
Long-term debt	664,463	3,588	2.11	682,708	3,603	2.06	5
Total interest-bearing liabilities	13,292,694	19,140	0.57	12,886,454	17,087	0.53	4
Non-interest-bearing deposits	4,869,095			4,605,447
Non-interest-bearing liabilities	300,768			239,911
Total liabilities	18,462,557			17,731,812
Total shareholders' equity	2,753,702			2,661,016
Total liabilities and shareholders' equity	$21,216,259			$20,392,828

Net interest income/Net interest spread		$161,665	3.16%		$163,417	3.36%	(20)
Tax-equivalent benefit		2,392	0.05		2,378	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$164,057	3.34%		$165,795	3.53%	(19)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2016 and September 30, 2016 total 0.35% and 0.32%, respectively.

TABLE 9 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2016			3/31/2016			12/31/2015
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans	$10,458,822	$114,588	4.39%	$10,250,555	$113,417	4.43%	$10,062,680	$114,153	4.50%
Residential mortgage loans	1,221,254	13,781	4.51	1,202,692	13,429	4.47	1,193,488	12,819	4.30
Consumer loans	2,890,869	37,200	5.18	2,901,163	37,145	5.15	2,928,982	36,553	4.95
Total loans	14,570,945	165,569	4.55	14,354,410	163,991	4.58	14,185,150	163,525	4.57
Loss share receivable	32,189	(4,163)	(51.16)	37,360	(4,386)	(46.44)	41,205	(4,490)	(42.63)
Total loans and loss share receivable	14,603,134	161,406	4.43	14,391,770	159,605	4.45	14,226,355	159,035	4.44
Mortgage loans held for sale	211,468	1,850	3.50	160,873	1,401	3.48	169,616	1,422	3.35
Investment securities (2)	2,856,805	14,663	2.18	2,866,974	15,212	2.25	2,901,388	15,149	2.21
Other earning assets	483,597	775	0.64	453,737	718	0.64	390,571	1,045	1.06
Total earning assets	18,155,004	178,694	3.97	17,873,354	176,936	3.99	17,687,930	176,651	3.99
Allowance for loan losses	(149,037)			(141,393)			(135,209)
Non-earning assets	1,997,950			1,929,350			1,998,445
Total assets	$20,003,917			$19,661,311			$19,551,166

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,911,510	2,080	0.29	$2,859,940	1,940	0.27	$2,720,128	1,861	0.27
Savings and money market accounts	6,486,242	5,527	0.34	6,598,838	5,640	0.34	6,899,090	6,172	0.35
Certificates of deposit	2,117,711	4,309	0.82	2,098,032	4,354	0.83	2,213,557	4,727	0.85
Total interest-bearing deposits (3)	11,515,463	11,916	0.42	11,556,810	11,934	0.42	11,832,775	12,760	0.43
Short-term borrowings	624,302	662	0.42	494,670	485	0.39	240,365	98	0.16
Long-term debt	593,305	3,363	2.24	523,503	3,114	2.35	341,022	2,633	3.02
Total interest-bearing liabilities	12,733,070	15,941	0.50	12,574,983	15,533	0.49	12,414,162	15,491	0.49
Non-interest-bearing deposits	4,463,928			4,388,259			4,459,980
Non-interest-bearing liabilities	203,050			167,810			186,382
Total liabilities	17,400,048			17,131,052			17,060,524
Total shareholders' equity	2,603,869			2,530,259			2,490,642
Total liabilities and shareholders' equity	$20,003,917			$19,661,311			$19,551,166

Net interest income/Net interest spread		$162,753	3.47%		$161,403	3.50%		$161,160	3.50%
Tax-equivalent benefit		2,332	0.05		2,361	0.05		2,384	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$165,085	3.61%		$163,764	3.64%		$163,544	3.64%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2016, March 31, 2016 and December 31, 2015 total 0.30%, 0.30% and 0.31%, respectively.

TABLE 10 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Years Ended
	12/31/2016			12/31/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$10,529,830	$459,352	4.34%	$9,292,251	$411,351	4.42%	(8)
Residential mortgage loans	1,236,640	54,966	4.44	1,165,524	53,948	4.63	(19)
Consumer loans	2,894,584	148,718	5.14	2,815,554	141,667	5.03	11
Total loans	14,661,054	663,036	4.51	13,273,329	606,966	4.57	(6)
Loss share receivable	29,396	(16,023)	(53.62)	52,494	(23,500)	(44.15)	(947)
Total loans and loss share receivable	14,690,450	647,013	4.39	13,325,823	583,466	4.38	1
Mortgage loans held for sale	204,669	6,564	3.21	176,793	6,164	3.49	(28)
Investment securities (2)	2,927,588	59,154	2.15	2,595,806	53,165	2.17	(2)
Other earning assets	654,357	4,208	0.64	553,629	4,063	0.73	(9)
Total earning assets	18,477,064	716,939	3.89	16,652,051	646,858	3.90	(1)
Allowance for loan losses	(147,520)			(130,808)
Non-earning assets	1,991,690			1,881,463
Total assets	$20,321,234			$18,402,706

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,922,587	8,816	0.30	$2,620,570	6,903	0.26	4
Savings and money market accounts	6,578,622	24,725	0.38	6,274,498	21,063	0.34	4
Certificates of deposit	2,141,399	18,040	0.84	2,260,237	19,137	0.85	(1)
Total interest-bearing deposits (3)	11,642,608	51,581	0.44	11,155,305	47,103	0.42	2
Short-term borrowings	614,073	2,452	0.39	426,011	797	0.18	21
Long-term debt	616,309	13,668	2.18	388,220	11,200	2.85	(67)
Total interest-bearing liabilities	12,872,990	67,701	0.52	11,969,536	59,100	0.49	3
Non-interest-bearing deposits	4,582,533			3,996,821
Non-interest-bearing liabilities	228,117			175,315
Total liabilities	17,683,640			16,141,672
Total shareholders' equity	2,637,594			2,261,034
Total liabilities and shareholders' equity	$20,321,234			$18,402,706

Net interest income/Net interest spread		$649,238	3.37%		$587,758	3.41%	(4)
Tax-equivalent benefit		9,463	0.05		8,604	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$658,701	3.53%		$596,362	3.55%	(2)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the years ended December 30, 2016 and 2015 total 0.32% and 0.31%, respectively .

Table 11 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	12/31/2016			9/30/2016			6/30/2016			3/31/2016			12/31/2015
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$125	$12,481	3.95%	$123	$12,183	3.97%	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%
Acquired loans (1)	37	2,452	5.93	41	2,647	6.10	43	2,866	6.01	45	3,073	5.84	50	3,277	5.97
Total loans	$162	$14,933	4.27%	$164	$14,830	4.35%	$161	$14,603	4.39%	$160	$14,392	4.41%	$159	$14,226	4.39%

	12/31/2016			9/30/2016			6/30/2016			3/31/2016			12/31/2015
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(8)	73	(1.47)	(9)	76	(1.49)	(9)	84	(1.33)	(7)	86	(1.04)	(11)	87	(1.41)
Total loans	$(8)	$73	(0.24)%	$(9)	$76	(0.27)%	$(9)	$84	(0.26)%	$(7)	$86	(0.21)%	$(11)	$87	(0.33)%

	12/31/2016			9/30/2016			6/30/2016			3/31/2016			12/31/2015
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$125	$12,481	3.95%	$123	$12,183	3.97%	$118	$11,737	4.00%	$115	$11,319	4.02%	$109	$10,949	3.92%
Acquired loans (1)	29	2,525	4.46	32	2,723	4.61	34	2,950	4.68	38	3,159	4.80	39	3,364	4.56
Total loans	$154	$15,006	4.03%	$155	$14,906	4.08%	$152	$14,687	4.13%	$153	$14,478	4.20%	$148	$14,313	4.06%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2016			9/30/2016			6/30/2016
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$58,164	$45,130	$1.06	$72,615	$48,068	$1.17	$76,300	$50,810	$1.23
Preferred stock dividends	—	(957)	(0.02)	—	(3,590)	(0.09)	—	(854)	(0.02)
Income available to common shareholders (GAAP)	$58,164	$44,173	$1.04	$72,615	$44,478	$1.08	$76,300	$49,956	$1.21

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(5)	(3)	—	(12)	(8)	—	(1,789)	(1,163)	(0.03)

Non-interest expense adjustments:
Merger-related expense	—	—	—	—	—	—	—	—	—
Severance expense	188	122	—	—	—	—	140	91	—
Impairment of long-lived assets, net of (gain) loss on sale	(462)	(300)	(0.01)	—	—	—	(1,256)	(816)	(0.02)
Loss on early termination of loss share agreements	17,798	11,569	0.28	—	—	—	—	—	—
Other non-core non-interest expense	484	314	0.01	—	—	—	1,177	765	0.02
Total non-interest expense adjustments	18,008	11,705	0.28	—	—	—	61	40	—
Income tax benefits	—	(6,836)	(0.16)	—	—	—	—	—	—
Core earnings (Non-GAAP)	76,167	49,039	1.16	72,603	44,470	1.08	74,572	48,833	1.18
Provision for loan losses	5,169	3,360	0.08	12,484	8,115	0.20	11,866	7,712	0.19
Core pre-provision earnings (Non-GAAP)	$81,336	$52,399	$1.24	$85,087	$52,585	$1.28	$86,438	$56,545	$1.37

	For the Three Months Ended
	3/31/2016			12/31/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$64,891	$42,769	$1.03	$62,977	$44,407	$1.08
Preferred stock dividends	—	(2,576)	(0.06)	—	—	—
Income available to common shareholders (GAAP)	$64,891	$40,193	$0.97	$62,977	$44,407	$1.08

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(196)	(127)	—	(157)	(102)	—

Non-interest expense adjustments:
Merger-related expense	3	2	—	(166)	(108)	—
Severance expense	454	295	0.01	1,842	1,197	0.03
Impairment of long-lived assets, net of (gain) loss on sale	1,044	679	0.01	3,396	2,207	0.05
Other non-core non-interest expense	1,091	709	0.02	(208)	(135)	—
Total non-interest expense adjustments	2,592	1,685	0.04	4,864	3,161	0.08
Income tax benefits	—	—	—	—	(2,041)	(0.05)
Core earnings (Non-GAAP)	67,287	41,751	1.01	67,684	45,425	1.11
Provision for loan losses	14,905	9,688	0.24	11,711	7,612	0.19

Core pre-provision earnings (Non-GAAP)	$82,192	$51,439	$1.25	$79,395	$53,037	$1.30
(1) After-tax amounts, excluding preferred stock dividends, are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
Table 12 Continued - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Years Ended
	12/31/2016			12/31/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$271,970	$186,777	$4.49	$206,938	$142,844	$3.68
Preferred stock dividends	—	(7,977)	(0.19)	—	—	—
Income available to common shareholders (GAAP)	$271,970	$178,800	$4.30	$206,938	$142,844	$3.68

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(2,002)	(1,301)	(0.03)	(4,033)	(2,621)	(0.07)

Non-interest expense adjustments:
Merger-related expense	3	2	—	24,074	15,861	0.41
Severance expense	782	508	0.01	2,593	1,686	0.04
Impairment of long-lived assets, net of (gain) loss on sale	(674)	(437)	(0.01)	7,259	4,717	0.12
Loss on early termination of loss share agreements	17,798	11,569	0.28	—	—	—
Debt prepayment	—	—	—	1,262	820	0.02
Other non-core non-interest expense	2,752	1,788	0.04	1,272	827	0.02
Total non-interest expense adjustments	20,661	13,430	0.32	36,460	23,911	0.62
Income tax benefits	—	(6,836)	(0.16)	—	(2,041)	(0.05)
Core earnings (Non-GAAP)	290,629	184,093	4.43	239,365	162,093	4.18
Provision for loan losses	44,424	28,875	0.71	30,908	20,090	0.52
Core pre-provision earnings (Non-GAAP)	$335,053	$212,968	$5.14	$270,273	$182,183	$4.70

(1) After-tax amounts, excluding preferred stock dividends, are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 13 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net interest income (GAAP)	$161,665	$163,417	$162,753	$161,403	$161,160
Add: Effect of tax benefit on interest income	2,392	2,378	2,332	2,361	2,384
Net interest income (TE) (Non-GAAP) (1)	164,057	165,795	165,085	163,764	163,544

Non-interest income (GAAP)	53,238	59,821	64,917	55,845	52,503
Add: Effect of tax benefit on non-interest income	713	703	760	647	590
Non-interest income (TE) (Non-GAAP) (1)	53,951	60,524	65,677	56,492	53,093
Taxable equivalent revenues (Non-GAAP) (1)	218,008	226,319	230,762	220,256	216,637
Securities gains and other non-interest income	(5)	(12)	(1,789)	(196)	(157)
Core taxable equivalent revenues (Non-GAAP) (1)	$218,003	$226,307	$228,973	$220,060	$216,480

Total non-interest expense (GAAP)	$151,570	$138,139	$139,504	$137,452	$138,975
Less: Intangible amortization expense	2,087	2,106	2,109	2,113	1,795
Tangible non-interest expense (Non-GAAP) (2)	149,483	136,033	137,395	135,339	137,180
Less: Merger-related expense	—	—	—	3	(166)
Severance expense	188	—	140	454	1,842
(Gain) Loss on sale of long-lived assets, net of impairment	(462)	—	(1,256)	1,044	3,396
Loss on early termination of loss share agreements	17,798	—	—	—	—
Other non-core non-interest expense	484	—	1,177	1,091	(208)
Core tangible non-interest expense (Non-GAAP) (2)	$131,475	$136,033	$137,334	$132,747	$132,316

Return on average assets (GAAP)	0.85%	0.94%	1.02%	0.87%	0.90%
Effect of non-core revenues and expenses	0.09	0.00	(0.02)	0.03	0.02
Core return on average assets (Non-GAAP)	0.94%	0.94%	1.00%	0.90%	0.92%

Efficiency ratio (GAAP)	70.5%	61.9%	61.3%	63.3%	65.0%
Effect of tax benefit related to tax-exempt income	(1.0)	(0.9)	(0.8)	(0.9)	(0.8)
Efficiency ratio (TE) (Non-GAAP) (1)	69.5%	61.0%	60.5%	62.4%	64.2%
Effect of amortization of intangibles	(1.0)	(0.9)	(0.9)	(1.0)	(0.8)
Effect of non-core items	(8.2)	0.0	0.4	(1.1)	(2.3)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	60.3%	60.1%	60.0%	60.3%	61.1%

Return on average common equity (GAAP)	6.70%	7.00%	8.05%	6.59%	7.30%
Effect of intangibles (2)	3.01	3.30	3.85	3.30	3.65
Effect of non-core revenues and expenses	1.04	0.00	(0.26)	0.37	0.25
Core return on average tangible common equity (Non-GAAP) (2)	10.75%	10.30%	11.64%	10.26%	11.20%

Total shareholders' equity (GAAP)	$2,939,694	$2,667,110	$2,637,597	$2,547,909	$2,498,835
Less: Goodwill and other intangibles	755,765	757,856	759,966	764,730	761,871
Preferred stock	132,097	132,097	132,098	76,812	76,812
Tangible common equity (Non-GAAP) (2)	$2,051,832	$1,777,157	$1,745,533	$1,706,367	$1,660,152

Total assets (GAAP)	$21,659,190	$20,788,566	$20,160,855	$20,092,563	$19,504,068
Less: Goodwill and other intangibles	755,765	757,856	759,966	764,730	761,871
Tangible assets (Non-GAAP) (2)	$20,903,425	$20,030,710	$19,400,889	$19,327,833	$18,742,197
Tangible common equity ratio (Non-GAAP) (2)	9.82%	8.87%	9.00%	8.83%	8.86%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.